EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G. In evidence thereof, the undersigned hereby execute this Agreement as of January 19, 2016.

RBC HOLDINGS (CHANNEL ISLANDS) LIMITED

/s/ C.C. Blampied
Signature

C.C. Blampied / Director
Name/Title

/s/ Tim Houghton
Signature

Tim Houghton / Director
Name/Title

RBC CEES TRUSTEE LIMITED

/s/ Alison Creed
Signature

Alison Creed / Director
Name/Title

/s/ Keith Mallet
Signature

Keith Mallet / Director
Name/Title